UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  November 22, 2011

Game Trading Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-141521	20-5433090
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

10957 McCormick Road, Hunt Valley, Maryland	21031
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 316-9900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On November 22, 2011, Game Trading Technologies, Inc. (the “Company”) announced that, in view of its current cash resources, expenses, debt and near term debt service obligations, it intends to explore all strategic alternatives to maintain the business as a going concern, including, but not limited to, a possible sale or one or more other transactions that may include a comprehensive financial reorganization of the Company. McGuireWoods LLP has been retained as legal advisor to the Company.

There can be no assurance that the Company’s exploration of strategic alternatives will result in the Company pursuing any particular transaction or, if it pursues any such transaction, that it will be completed. The Company does not expect to make further public comment regarding its consideration of strategic alternatives until the Board of Directors has approved a specific course of action, deems disclosure of significant developments is appropriate, or the Company is legally required to do so.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAME TRADING TECHNOLOGIES, INC.

Date: November 23, 2011	By:	/s/ Rodney Hillman
Rodney Hillman
Chief Operating Officer

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